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                                                                   EXHIBIT 10.09

                                                          CONFIDENTIAL TREATMENT
                                                                REQUESTED

                               Purchase Agreement

                                     Between

                             FLASH Electronics Inc.

                                       And

                          NetScreen Technologies, Inc.

     This purchase agreement is entered into effective as of May 13, 1998 by FLASH Electronics Inc. located at 4050 Starboard Drive, Fremont, California and 4699 Old Ironsides, Santa Clara, California.

     This agreement is intended to define the basic business agreement between the parties. Additional details may defined in subsequent Purchase Order agreements.

     FLASH Electronics will provide custom manufacturing services to NetScreen Technologies, Inc. These services will included purchasing components, material management (turnkey or partial turnkey), assembly of printed circuit boards, final electronic equipment, testing, trouble shooting, and rework.

PURCHASE OF PRODUCTS

     In order for FLASH to purchase material for NetScreen Technologies, Inc., it is understood that NetScreen Technologies, Inc. will be liable for * * *. Details of the amount of inventory may be defined on the purchase order or other written agreement. In lieu of a more detailed agreement, FLASH will contract for materials and services in behalf of NetScreen Technologies, Inc. in a reasonable and responsible manner. Flash will purchase * * *. FLASH will buy * * *.

INVOICING AND PAYMENT

     Subject to acceptance of Products and parts, invoices shall be due and payable thirty (30) days after the date of actual receipt of the products or parts. Any other applicable discounts or price reductions shall be referenced on the invoice. Payments past * * * days are subject to * * * finance charge.

CANCELLATIONS

     In the event that NetScreen Technologies, Inc. terminates a purchase order either actually or constructively (i.e. engineering change resulting in obsolescence.), NetScreen Technologies, Inc. liability, in addition to unique components, shall include * * *. Also included are * * *. NetScreen Technologies, Inc. will also be liable for all


* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Page 2 Flash Purchase Agreement

work in process. The products in process and excess components will be shipped upon receipt of notice of cancellation.



FREIGHT AND SHIPPING CONTAINERS

     Flash will follow NetScreen Technologies, Inc. instructions on selection of freight carrier and use of priority services. Flash will also follow NetScreen Technologies, Inc. direction on the type of shipping containers. Shipments will be FOB Fremont and billed to NetScreen Technologies, Inc. account if other than local delivery. Flash will provide local pick up and delivery via our company truck at no additional charge.

TERMINATION OF THIS CONTRACT

     Either party may terminate this agreement, * * * prior to the effective date of such termination. The termination of this agreement shall in no way relieve either party of any sums that have accrued prior to such termination.

By: /s/ Charles Shao                   By: /s/ Illegible
   ---------------------------------      ---------------------------------
Printed name: Charles Shao             Printed name:   Illegible
             -----------------------                -----------------------
Title: Opertions Director              Title:    Illegible
      ------------------------------         ------------------------------
Date: May 13, 1998                     Date:     Illegible
     -------------------------------        -------------------------------

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.